UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2015

Bottomline Technologies (de), Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25259	02-0433294
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Corporate Drive, Portsmouth, New Hampshire	03801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 436-0700

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 19, 2015, the Audit Committee of the Board of Directors of Bottomline Technologies (de), Inc. (the “Company”) approved a form of Indemnification Agreement to be entered into with each of the Company’s current and future directors and executive officers of the Company (collectively, the “Indemnitees”), and the Company entered into such form of Indemnification Agreement with each of its current directors and executive officers. The form of Indemnification Agreement clarifies and supplements indemnification provisions already contained in the Company’s Bylaws and Delaware law, and generally provides that the Company shall indemnify the Indemnitees to the fullest extent permitted by Delaware law for claims arising in the director’s or executive officer’s capacity as such, subject to certain exceptions, against expenses, judgements, fines and other amounts actually and reasonably incurred in connection with their service as a director or officer and also provide for rights to advancement of expenses.

The description of the Indemnification Agreements set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

On November 19, 2015, the Company held its 2015 Annual Meeting of Stockholders for the purpose of considering and voting on three proposals. Each of the three proposals put forth by the Company was approved by stockholders. The specific proposals, and the respective voting results, are noted below.

On the specific proposals:

1. Stockholders voted to re-elect Michael J. Curran, Joseph L. Mullen and James W. Zilinski as Class II Directors, each to serve for a term of three years.

2. Stockholders approved the Company’s executive compensation in a non-binding advisory vote commonly referred to as “say-on-pay”.

3. Stockholders ratified the selection of Ernst & Young LLP as the Company’s registered public accounting firm for the fiscal year ending June 30, 2016.

The respective voting results for each of the proposals approved by stockholders were as follows:

Proposal 1

Stockholders voted to re-elect the Company’s three nominees as Class II Directors for a term of three years.

	For	Withheld	Broker non-votes
Re-elected Michael J. Curran	32,532,971	2,593,442	2,055,223
Re-elected Joseph L. Mullen	31,367,099	3,759,314	2,055,223
Re-elected James W. Zilinski	31,581,054	3,545,359	2,055,223

Proposal 2

Stockholders approved the Company’s executive compensation in a non-binding advisory vote commonly referred to as “say-on-pay”.

For	Against	Abstain	Broker non-votes

33,341,398	1,703,100	81,915	2,055,223

Proposal 3

Stockholders ratified the selection of Ernst & Young LLP as the Company’s registered public accounting firm for the fiscal year ending June 30, 2016.

For	Against	Abstain

36,825,463	281,555	74,618

Item 8.01. Other Events

On November 19, 2015, the Board of Directors appointed Kenneth J. D’Amato as Lead Director. Mr. D’Amato will assume this role effective immediately. The Board of Directors also appointed Mr. D’Amato Chairman of the Nominations and Corporate Governance committee.

On November 19, 2015, the Board of Directors appointed Jennifer M. Gray to serve on the Nominations and Corporate Governance committee.

On November 19, 2015, the Company’s Board of Directors authorized a stock repurchase program (the “Stock Repurchase Program”), pursuant to which the Company may, from time to time, purchase shares of its common stock for an aggregate repurchase price not to exceed $20 million. Stock repurchases may be executed pursuant to trading plans established pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934 and through various means, including, without limitation, open market transactions, privately negotiated transactions or tender offers. The Stock Repurchase Program expires on November 19, 2017 and does not obligate the Company to purchase any shares. The authorization for the Stock Repurchase Program may be terminated, increased or decreased by the Company’s Board of Directors at any time.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

10.1	Form of Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOTTOMLINE TECHNOLOGIES (de), INC.

November 24, 2015	By:	/s/ Eric K. Morgan
Eric K. Morgan
Senior Vice President, Global Controller

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnification Agreement